UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 2, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

Since its last quarterly Report on Form 10-Q filed on November 14, 2012, VelaTel Global Communications, Inc., a Nevada corporation, and the Registrant responsible for filing this current Report on Form 8-K ("Company") has made the sales of unregistered securities identified below, namely shares of the Company's Series A common stock ("Shares").  This Form 8-K is being filed because the aggregate number of Shares sold exceeds five percent (5%) of the total number of Shares issued and outstanding as of the Company's Report on Form 10-Q filed November 14, 2011.

On December 2, 2011, the Company issued 934,657 Shares to Joaquin de Teresa pursuant to the Settlement Agreement and Mutual General Release between China Tel Group, Inc. and Joaquin de Teresa, effective as of December 15, 2010 (“Joaquin de Teresa Settlement Agreement”).  This sale of Shares resulted in a reduction of $154,125 in debt of the Company.

On December 2, 2011, the Company issued 15,000,000 Shares to Azur Capital (NBD) SDN BHD (“Azur”) pursuant to an Addendum to Subscription and Shareholder Agreement between the Company and Azur, effective as of December 2, 2011.  This sale of Shares resulted in an investment of $1,245,000 in Azur. This sale of Shares was previously reported on the Company's Report on Form 8-K filed on December 9, 2011.

On December 6, 2011, the Company issued 13,998,100 Shares to Joinmax Engineering & Consultants (HK) Ltd. (“Joinmax”) for professional services rendered to the Company pursuant to the Agreement for Professional Services between China Tel Group, Inc. and Joinmax effective as of April 10, 2009, as amended by the First Amendment to Agreement for Professional Services between VelaTel and Joinmax effective as of December 1, 2011 (“collectively, “Joinmax Professional Services Agreement”).  This sale of Shares resulted in a reduction of $1,399,810 in accounts payable of the Company.

On January 4, 2012, the Company issued 7,262,340 Shares to Joinmax for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement.  This sale of Shares resulted in a reduction of $726,234 in accounts payable of the Company.

On January 10, 2012, the Company issued 7,568,880 Shares to Joinmax for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement.  This sale of Shares resulted in a reduction of $756,888 in accounts payable of the Company.

On January 11, 2012, the Company issued 816,340 Shares to Joaquin de Teresa pursuant to the Joaquin de Teresa Settlement Agreement.  This sale of Shares resulted in a reduction of $77,062 in debt of the Company.

On February 2, 2012, the Company issued 7,405,040 Shares to Joinmax for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement.  This sale of Shares resulted in a reduction of $740,504 in debt of the Company.

The restricted Shares issued to the aforementioned persons and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the aforementioned knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereto duly authorized by the Company to do so on its behalf.

Date:  February 7, 2012

VelaTel Global Communications, Inc.,

By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

 2